UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 14, 2008

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BAXL HOLDINGS, INC.

 (Exact name of registrant as specified in its charter)

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Nevada	333-130492	35-2255990
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6 Berkshire Boulevard

Bethel, CT 06801

 (Address of Principal Executive Office) (Zip Code)

(203) 730-1791

 (Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities..

On July 14, 2008, BAXL Technologies, Inc. (the “Subsidiary”), a wholly owned subsidiary of BAXL Holdings, Inc. (the “Registrant”) notified seventeen employees, representing approximately 77% of the Subsidiary’s workforce, of their termination from the Subsidiary, effective July 14, 2008, under a plan of termination described in paragraph 8 of FASB Statement of Financial Accounting Standards No. 146 “Accounting for Costs Associated With Exit or Disposal Activities,” pursuant to which charges will be incurred under generally accepted accounting principles (the “Restructuring”).  The Restructuring was initiated to reduce the Subsidiary’s cash expenditures.

In connection with the Restructuring, there was no severance or outplacement benefits provided, nor were any vacation days paid.  Health insurance benefits were extended through July 31, 2008 at a cost of approximately $10,000 which will be booked in the month of July.  The annualized salaries of the affected persons, as a group, together with taxes and benefits, total approximately $2.1 million.

Information contained in this Current Report on Form 8-K that relates to the Registrant’s anticipated expense reductions, restructuring charges, financial performance, business prospects and plans, and similar matters are “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. These statements involve risks and uncertainties that could cause our actual results to differ materially from the future results expressed or implied by the forward-looking statements. All information set forth herein is current as of the date of this Current Report on Form 8-K.  The Registrant undertakes no duty to update any statement in light of new information or future events except as required by applicable law.  For further information regarding risks and uncertainties associated with the Registrant’s business, please refer to the “Risk Factors” section of the Registrant’s filings with the Securities and Exchange Commission, including, but not limited to, its latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAXL Holdings, Inc. (Registrant)

By:	/s/ Gus Bottazzi
Gus Bottazzi

Date:  July 18, 2008